Exhibit 10.25

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

AMENDMENT NO. 3 TO COKE PURCHASE AGREEMENT

THIS amendment to that certain Coke Purchase Agreement, dated as of October 29, 2003 and amended as of December 2003 and May 7, 2008 (collectively, the “Coke Supply Agreement”) by and between Haverhill North Coke Company (“Seller”), on the one hand, and ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor LLC (f/k/a 1SG Indiana Harbor Inc.) (collectively, “Purchasers”), on the other, is dated as of May 8, 2008.

WHEREAS, pursuant to the Coke Agreement, Seller sells to Purchasers, and Purchasers purchase from Seller, blast furnace coke (“Coke”) in accordance with the Coke Supply and Purchase Obligation (as defined in the Agreement);

WHEREAS, in connection with such sale of Coke to Purchasers, Seller has agreed to share New Governmental Credits (as defined in the Agreement) generated from the sale of Coke to Purchasers (as such New Governmental Credits are realized) pursuant to a formula to be negotiated in good faith by Seller and Purchasers at the such time as the New Governmental Credits become available;

NOW, THEREFORE, pursuant to such mutual obligation, and in consideration of the promises and mutual covenants contained herein and intending to be legally bound hereby, Seller and Purchasers hereby agree as follows:

1. Section 3.11 of the Base Agreement shall be deleted in its entirety and replaced with the following:

“3.11 Section 45 Credits.

(a) Calculation. Subject to Section 3.11(b), if any Coke qualifies for a credit under Section 45K of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision (“Section 45 Credits”) during calendar years 2006 through 2009, Seller shall provide Purchasers with a reduction in the Contract Price (the “Credit”) in respect of Coke Tonnage produced and sold by Seller to Purchasers during such period. Such Credit shall be equal to ***** of the Dollar Value Realized of such Section 45 Credits. Such Dollar Value Realized is the value realized by Sunoco in respect of such Section 45 Credits as calculated in accordance with Schedule 3.11(a). Provided, however, such Dollar Value Realized shall also take into account any change in law, phase out, the ability of Sunoco to utilize the Section 45 Credits, or other circumstances relevant to such Dollar

Value Realized determination. Provided, further, the ability of Sunoco to utilize such Section 45 Credits shall be determined by comparing Sunoco’s current federal consolidated tax liability with and without the Section 45 Credits attributable to Coke sales in respect of such applicable year.

(b) Credit for 2006. The Parties acknowledge that the Credit for 2006 is $*****. Such Credit shall be paid by Seller to Purchasers on or before June 15, 2008.

(c) Credit for 2007. The Parties further acknowledge that the Credit for 2007 is $*****. Such Credit shall be paid by Seller to Purchasers on or before June 15, 2008.

(d) Quarterly Estimates. Within fifteen (15) calendar days following the conclusion of the second, third and fourth quarters of 2008 and each quarter of 2009, Seller shall provide Purchasers with its estimate of the Credit amount for each such quarter. Such estimated Credit shall be payable by Seller to Purchasers within fifteen (15) calendar days thereafter. Such payments shall be net, as applicable, of overdue amounts due and payable by Purchasers to Seller pursuant to Section 3.9 including, without limitation, accrued interest in respect of late payments.

(e) Reconciliation. The Parties acknowledge that the value of the Section 45 Credits for 2008 and 2009 will be determined by the Internal Revenue Service as of April of the subsequent year. Accordingly, within thirty (30) calendar days following such determination, Seller shall reconcile the actual Credit value with the estimated Credit value for the applicable year based upon the corresponding Section 45 Credits value and the qualified Coke Tonnage sold by Seller to Purchasers during such year. Such reconciliation shall be promptly provided to Purchaser in Writing. If the result of such reconciliation demonstrates that a further Credit is due by Seller to Purchaser, then such further Credit shall be payable by Seller to Purchaser within fifteen (15) calendar days following such reconciliation. If the result of such reconciliation demonstrates that the Credit was overpaid by Seller to Purchaser, then such overpayment shall be reimbursed by Purchaser to Seller within fifteen (15) calendar days following Seller’s delivery of such Written reconciliation to Purchaser.

(f) Adjustments. If the Dollar Value Realized of any such Section 45 Credits is thereafter reduced by the carryback of a net operating loss, disallowance of all or a portion of the Section 45 Credits, or the inability of Sunoco to utilize the Section 45 Credits after final resolution of an IRS audit, then Purchasers shall pay to Seller, within (30) calendar days following Seller’s Written notification to Purchasers of such reduction, an amount equal to (i) ***** of the Dollar Value Realized in respect of such reduction, plus (ii) interest thereon at the underpayment rate of Section 6621 of the Code or any successor provision, computed from the due date of the consolidated income tax return of Sunoco through the date on which such amount is paid by Purchasers to Seller. If the Dollar Value Realized of any Section 45 Credits from Coke sales is thereafter increased as a result of the ability of Sunoco to utilize the carryover of any unused Section 45 Credits in later taxable years, or the ability of Sunoco to utilize additional Section 45 Credits after final resolution of an IRS audit, then Seller will credit Purchasers with an amount equal to (i) ***** of the Dollar Value Realized in respect of such increase, plus (ii) interest thereon at the overpayment rate of Section 6621 of the Code or the successor provision, computed from the due date of the consolidated income tax return of Sunoco for the taxable year in which the credit is utilized through the date on which such amount is credited by Seller to Purchasers. Any such credit shall become due and payable by Seller to Purchasers in immediately available federally insured wired funds to Purchasers’ designated account within (30) calendar days of such determination. Such Adjustments shall be made upon the Final Determination of the Section 45 Credits.

(g) If Sunoco is unable to utilize such Section 45 Credits during either 2008 or 2009 based upon a comparison of Sunoco’s current federal consolidated tax liability with and without the Section 45 Credits attributable to Coke sales for such applicable year, then Purchaser shall pay Seller interest in respect of the corresponding Credit for such year until Sunoco is able to utilize such Section 45 Credits. Such interest shall accrue on a monthly basis as of the date Sunoco files its consolidated federal income tax for such year at a interest rate equal to ***** above the rate announced by Chase Manhattan Bank as its prime interest rate as of the commencement of each applicable month.

(h) If any new program providing for credits, rebates or similar economic benefits to Section 45 Credits is enacted or authorized by any Governmental Authority subsequent to December 4, 2007 (“New Governmental Credits”), Seller and Purchaser shall share in such New Governmental Credits pursuant to a formula to be negotiated by the Parties at such time as the New Governmental Credits become available.

2. The “Section 29 Credits” definition is hereby deleted.

3. The following definitions are hereby inserted into Appendix A of the Agreement: “Dollar Value Realized” has the meaning set forth in Section 3.11(a).

“Final Determination” means (i) any final determination of liability or benefit in respect of the Section 45 Credit that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, and (ii) any applicable final sales or transfers of the Section 45 Credits.

“Section 45 Credits” has the meaning set forth in Section 3.11(a),

“Sunoco” means Sunoco, Inc., which is the indirect parent company of the Seller, or, as applicable, any controlled group of corporations filing a federal tax return of which Seller is a member.

Except as expressly modified herein, all terms and conditions of the Agreement remain in full force and effect.

Schedule 3.11(a)

Section 45 Credit (Example)

2006 Credit Value	$	*	****/ton

2006 Qualified Coke Tons Sold to Purchasers		*	**** tons

2006 Dollar Value Realized by Sunoco	$	*	****

Calculated Value Shared		*	****%

2006 Credit Payable to Purchasers	$	*	****

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Haverhill North Coke Company			ArcelorMittal Cleveland

By:	/s/ Michael Thompson		By:	/s/ Om P. Mandhana
	Name:	Michael Thompson		Name:	Om P. Mandhana
	Title:	President		Title:	Vice President – Procurement and Supply Chain
Date: 5-30-08

ArcelorMittal Indiana Harbor LLc

			By:	/s/ Om P. Mandhana
				Name:	Om P. Mandhana
				Title:	Vice President – Procurement and Supply Chain
Date: 5-30-08

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